Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ur-Energy Inc. (the “Company”) of our report dated February 28, 2012 to the Shareholders’ of the Company relating to the consolidated financial statements of the Company included in its Annual Report on Form 40-F for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Vancouver, Canada
May 11, 2012